                               PURCHASE AGREEMENT

                                     BETWEEN

                  AMERICAN SILICON PRODUCTS, INC., AS PURCHASER

                                       AND

                   AIR PRODUCTS AND CHEMICALS, INC., AS SELLER

                          DATED AS OF JANUARY 16, 1997

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.......................................................................................................  1
         Defined Terms..........................................................................................  1
         1.1          Defined Terms.............................................................................  1

ARTICLE 2....................................................................................................... 13
         Purchase and Sale of the Assets........................................................................ 13
         2.1          Purchase and Sale of the Assets........................................................... 13
         2.2          Delivery of Instruments of Transfer....................................................... 13
         2.3          Purchase Price............................................................................ 14
         2.4          Preparation of the Closing Date Statements;
                      Adjustments............................................................................... 14
         2.5          Rejection of Certain Receivables at the
                      Closing................................................................................... 16
         2.6          Closing................................................................................... 17
         2.7          Third-Party Consents...................................................................... 17
         2.8          Further Agreements........................................................................ 18
         2.9          Actions Pending Closing................................................................... 20
         2.10         Access.................................................................................... 21
         2.11         Allocation of Purchase Price.............................................................. 21

ARTICLE 3....................................................................................................... 22
         Assumption of Contracts................................................................................ 22
         3.1          Assumption of Assumed Contracts........................................................... 22
         3.2          Bill of Sale, Assignment and Assumption
                      Agreement................................................................................. 24

ARTICLE 4....................................................................................................... 24
         Representations and Warranties of Seller............................................................... 24
         4.1          Organization.............................................................................. 25
         4.2          Authority................................................................................. 25
         4.3          Title to Personal Property................................................................ 27
         4.4          Intellectual Property Rights.............................................................. 27
         4.5          Taxes..................................................................................... 28
         4.6          Financial Information..................................................................... 29
         4.7          Customers and Suppliers................................................................... 30
         4.8          Inventory................................................................................. 31
         4.9          Personal Property......................................................................... 31
         4.10         Contracts................................................................................. 31
         4.11         Operating Assets.......................................................................... 31
         4.12         Computer Software......................................................................... 31
         4.13         No Litigation............................................................................. 32
         4.14         Compliance with Laws...................................................................... 32
         4.15         Employees................................................................................. 32
         4.16         Capitalization of Netherlands Subsidiary.................................................. 32
         4.17         Disclosure................................................................................ 33
         4.18         NO OTHER REPRESENTATIONS.................................................................. 34

ARTICLE 5....................................................................................................... 34
         Representations and Warranties of Purchaser............................................................ 34
         5.1          Organization.............................................................................. 34
         5.2          Authority................................................................................. 34
         5.3          Purchaser's Investigation................................................................. 36
         5.4          Non-Distribution.......................................................................... 36
         5.5          Sophisticated Investor.................................................................... 36
         5.6          Accredited Investor....................................................................... 36
         5.7          Financial Ability to Perform.............................................................. 36

ARTICLE 6....................................................................................................... 37
         Post-Closing Covenants and Agreements.................................................................. 37
         6.1          Offers of Employment...................................................................... 37
         6.2          Further Assurances........................................................................ 38
         6.3          Books and Records......................................................................... 39
         6.4          Removal of Assets......................................................................... 40
         6.5          Employee Confidentiality Agreements....................................................... 40
         6.6          Use of Intellectual Property of Seller.................................................... 40
         6.7          Right to Endorse Checks................................................................... 41

ARTICLE 7....................................................................................................... 42
         Conditions Precedent to Obligations of Purchaser....................................................... 42
         7.1          Performance by Seller..................................................................... 42
         7.2          Representations and Warranties............................................................ 42
         7.3          No Injunctions............................................................................ 43
         7.4          Officer's Certificate..................................................................... 43
         7.5          Legal Matters............................................................................. 43
         7.6          Opinion of Counsel........................................................................ 43
         7.7          Operation of the Business................................................................. 43
         7.8          No Material Adverse Change................................................................ 43
         7.9          Licenses.................................................................................. 44
         7.10         Consents.................................................................................. 44
         7.11         Leases of Real Estate..................................................................... 44
         7.12         Option to Purchase Real Estate............................................................ 44
         7.13         Bill of Sale, Assignment and Assumption
                      Agreement................................................................................. 44
         7.14         Seller's Directors Authorization.......................................................... 45
         7.15         Supply Contract........................................................................... 45

ARTICLE 8....................................................................................................... 45
         Conditions Precedent to Obligations of Seller...........................................................45
         8.1          Performance by Purchaser.................................................................. 45
         8.2          Representations and Warranties............................................................ 45
         8.3          No Injunctions............................................................................ 45
         8.4          Officer's Certificate..................................................................... 46
         8.5          Legal Matters............................................................................. 46
         8.6          Opinion of Counsel........................................................................ 46
         8.7          Lease..................................................................................... 46
         8.8          Assumption of Contracts and Liabilities................................................... 46
         8.9          Guaranty Agreement........................................................................ 46
         8.10         Consents.................................................................................. 46
         8.11         Seller's Directors Authorization.......................................................... 47


ARTICLE 9....................................................................................................... 47
         Survival and Indemnification........................................................................... 47
         9.1          Survival.................................................................................. 47
         9.2          Indemnification by Seller................................................................. 47
         9.3          Indemnification by Purchaser.............................................................. 49
         9.4          Notice, etc............................................................................... 49
         9.5          Time Limitations.......................................................................... 50

ARTICLE 10...................................................................................................... 51
         Miscellaneous.......................................................................................... 51
         10.1         Brokers................................................................................... 51
         10.2         Expenses.................................................................................. 51
         10.3         Amendments and Waivers.................................................................... 51
         10.4         Transferability; Successor and Assigns.................................................... 52
         10.5         Bulk Transfer Laws........................................................................ 52
         10.6         Termination............................................................................... 52
         10.7         Notices................................................................................... 53
         10.8         Governing Law............................................................................. 53
         10.9         Partial Invalidity........................................................................ 53
         10.10        Interpretation; Schedules................................................................. 54
         10.11        Counterparts.............................................................................. 54
         10.12        Entire Agreement.......................................................................... 54
         10.13        Publicity................................................................................. 55
         10.14        Parties in Interest....................................................................... 55

ARTICLE 11...................................................................................................... 55
         Restrictive Covenants.................................................................................. 55
         11.1         Non-Competition........................................................................... 55
         11.2         Non-Solicitation of Employees............................................................. 56
         11.3         Confidentiality........................................................................... 56
         11.4         Invalidity................................................................................ 56

                    TABLE OF SCHEDULES, EXHIBITS AND ANNEXES

                                    SCHEDULES

                      Schedule 1(a)      Listed Contracts
                      Schedule 1(b)      Employee Information
                      Schedule 1(c)      Intellectual Property Rights
                      Schedule 1(d)      Licenses
                      Schedule 1(e)      Additional Personal Property
                      Schedule 1(f)  Persons whose knowledge is material
                      Schedule 1(g)  Excluded Assets
                      Schedule 1(h)      Bank Accounts
                      Schedule 4.6   Financial Statements
                      Schedule 4.7   Customers and Suppliers list
                      Schedule 4.12      Computer Software Licenses

                                    EXHIBITS

                      Exhibit A          Allocation of Purchase Price
                      Exhibit B          Disclosure Statement

                                     ANNEXES

                      Annex 1            Form of Bill of Sale, Assignment and
                                         Assumption Agreement
                      Annex 2            Form of Guaranty
                      Annex 3            Form of Leases
                      Annex 4            Form of Option Agreement
                      Annex 5            Form of Seller's Counsel Opinion
                      Annex 6            Form of Purchaser's Counsel Opinion

                               PURCHASE AGREEMENT
                          dated as of January 16, 1997,
                                     between
                        American Silicon Products, Inc.,
                      a Delaware corporation ("Purchaser"),
                                       and
                        Air Products and Chemicals, Inc.,
                        a Delaware corporation ("Seller")

         WHEREAS Seller wishes to sell to Purchaser, and Purchaser desires to purchase from Seller certain assets, properties, goodwill, business and other rights owned by Seller, upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS the Purchaser is willing to purchase such assets, properties, goodwill, business and other rights on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                                  Defined Terms

         1.1 Defined Terms. The following terms, not defined elsewhere in this Agreement, shall have the following meanings:

         "Accounts Receivable" means accounts receivable of the Business which were created in the ordinary course and which are not rejected by Purchaser pursuant to the provisions of Section 2.5.

         "Adjusted Invoice Price" means, with respect to wafers which were processed by Seller or the Netherlands Subsidiary on or prior to Closing and which are returned after Closing and are accepted for reprocessing pursuant to the provisions of Section 3.1(b), the sum of the Purchaser's actual cost to process such wafers plus one-half the difference between the price such customer was invoiced for the original processing of such wafers and such cost.

         "Adjustment Date" means (i) if Seller does not disagree in any respect with the Preliminary Closing Date Statements, the 15th day following receipt by Seller of the Preliminary Closing Date Statements, or (ii) if Seller shall disagree in any respect with either of the Preliminary Closing Date Statements, the third business day following either the resolution of such disagreement by the Parties or following a final determination by the Arbitrator.

         "Affiliate" means, with respect to any Party, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, or is controlled by or is under common control with, such Party. The term "control" shall mean the power to direct the affairs of such person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

         "Agreement" means this Purchase Agreement, with its Exhibits, Schedules or Annexes, and any certificates or other documents delivered hereunder, including any documents executed in the form of any of the Annexes.

         "Annex" means an Annex to this Agreement, unless otherwise noted.

         "Arbitrator"   means  Ernst  and  Young,  or  such  other   independent
accounting firm mutually acceptable to Purchaser and Seller for the purpose noted in Section 2.4(a).

         "Article" means an Article of this Agreement, unless otherwise noted.

         "Assets" means all Personal Property, Accounts Receivable, Inventory, Fixtures, Assumed Contracts, Intellectual Property Rights, Books and Records, Stock, Licenses (to the extent independently assignable to Purchaser), the Netherlands Loan, goodwill, bank balances in the accounts listed on Schedule 1(h), prepaid expenses but only to the extent the benefits of the same are transferable to Purchaser, and all other assets included in the Working Capital of the Business as finally determined but excluding any property excluded in the final Working Capital related to or used in the operation of the Business.

         "Assumed Contracts" means those Contracts listed and designated as assumed on Schedule 1(a).

         "Best of Seller's Knowledge" means the actual knowledge of the matter of which knowledge is attributed, of only those persons listed in Schedule 1(f).

         "Bill of Sale, Assignment and Assumption Agreement" means the bill of sale, assignment and assumption agreement substantially in the form annexed hereto as Annex 1.

         "Books and Records" means all the financial, tax, customer, supplier, product, production, all personnel and labor relations records and all employee compensation plans and records relating to the Employees (to the extent the transfer and delivery of the same is permitted by applicable law), all plant cost records, all maintenance and production records, all plans and designs of structures, fixtures and equipment and all other books and records and files related to the operation of the Business as presently conducted and the use and maintenance of the Assets, located at the Plant or the Leased Property or wherever located if exclusively relating to the Business.

         "Bulk Sales Act" means legislation, in any jurisdiction, designed to notify or protect creditors of an entity which sells, or agrees to sell, all, or any substantial portion, of the assets used in that entity's business.

         "Business" means the business conducted by Seller at the Plant and the Leased Property and by the Netherlands Subsidiary in connection with reclamation and conditioning of silicon wafers.

         "Closing" means the settlement of the transactions contemplated by this Agreement as described in Section 2.6.

         "Closing Date" means January 23, 1997, or such other date as the Parties may agree, on which Closing shall occur. All operations of the Business conducted on or after the Closing Date shall be for the account of the Purchaser.

         "Closing Date Statements" means the Preliminary Closing Date Statements as agreed to by the Parties or as adjusted pursuant to the determination of the Arbitrator.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contracts" means all agreements, leases, rental agreements, maintenance agreements, sales orders, software and other license agreements, licenses and permits, purchase orders, registered user agreements, Seller's rights under employee confidentiality and intellectual property protection agreements, third party confidentiality agreements, commitments and other contracts, agreements and instruments to which Seller or the Netherlands
Subsidiary is a party, but as to the Seller only to the extent the same are exclusively related to the Business or the Assets.

         "Deposit" means the sum of Four Hundred Thousand ($400,000) Dollars to be paid in accordance with Section 2.3.

         "Employees" means those employees listed on Schedule 1(b).

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation & Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Clear Water Act, and the Toxic Substances Control Act, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, Netherlands, Texas and local governments (and all agencies thereof) with appropriate jurisdiction concerning pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic substances, materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic substance, materials or wastes.

         "Excluded  Assets"  means the Plant  and the items  listed in  Schedule
1(g).

         "Exhibit" means an Exhibit to this Agreement, unless otherwise noted.

         "Fixtures" means those Assets attached to or incorporated into the Plant which are used in the operation of the Business at the Plant such as Hepa filters which are not necessary for the Plant to be used as a general purpose building.

         "Guaranty" means the guaranty of the obligations of Purchaser to Seller under this Agreement, the Lease, the Option and the Bill of Sale, Assignment and Assumption Agreement by Purchaser's parent corporation, Semiconductor Packaging Materials Co., Inc., in the form annexed hereto as Annex 2.

         "Guarantor" means Semiconductor Packaging Materials Co., Inc.

         "Indemnify" means to defend and hold harmless, on an after tax basis, a Party to this Agreement and, whether or not specifically mentioned, the Party's Affiliates, officers, directors, employees and agents, from, against and in respect of any and all costs, damages, losses, claims, expenses or other liabilities (including legal and other expenses incurred in investigating and defending against any claims or actions, and court costs, judgments and settlements) (collectively referred to as "liabilities").

         "Intellectual Property Rights" means those (i) Patents, (ii) Trademarks, (iii) Trade Names, (iv) copyrights and service marks and (v) computer programs and licenses, in each case used exclusively in the Business, including, without limitation, those listed on Schedule 1(c) and all other intellectual property used exclusively in the operation of the Business (including the operation of the Netherlands Subsidiary) and (vi) all Know-how owned by Seller to the extent that it is used exclusively in connection with the Business.

         "Inventory" means all raw material, and work-in-progress inventories which are owned by Seller or the Netherlands Subsidiary and used in connection with the Business.

         "Know-how" means all lab journals, trade secrets, know-how (including product know-how and use and application know-how), formulae, processes, product designs, specifications (including customer specifications to the extent Seller has an interest therein), quality control procedures, manufacturing, engineering and other drawings and manuals, technology, technical information, safety information, engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data used by the Seller or the Netherlands Subsidiary in the conduct of the Business.

         "Leases" means the lease agreements for each of the two premises comprising the Plant in the form annexed hereto as Annex 3.

         "Leased Property" means the property located at 2627 Market Street, Garland, Texas.

         "Licenses" means all governmental licenses, permits, authorizations and approvals related to the conduct of the Business or the ownership or use of the Assets, but only to the extent assignable independently by Seller, including those listed on Schedule 1(d).

         "Netherlands Loan" means the outstanding balance of principal and interest due and owing under that certain loan made by Air Products Manufacturing Corporation to Silicon Materials Services, B.V. (formerly known as "Adeck Semiconductor Substrates B.V.") pursuant to a Grid Note entered into in September, 1992.

         "Netherlands Subsidiary" means Silicon Materials Service, B.V., a Netherlands corporation.

         "Netherlands Working Capital" means, as of any date, the amount by which the value of the current assets of the Netherlands Subsidiary exceeds the current liabilities of the Netherlands Subsidiary but excluding all intercompany payables, receivables and other amounts from intercompany transactions and any accounts receivable assigned to Seller at or after Closing pursuant to the provisions of Section 2.5, such amount to be calculated in accordance with the applicable Netherlands accounting standards and consistent with the manner in which the September 30, 1996 financial statements delivered to Purchaser were prepared.

         "Notice" means a written notice, and "Notify" means the giving of a Notice.

         "Opening Working Capital Amount" means Two Million Six Hundred Nineteen Thousand ($2,619,000) Dollars.

         "Option Agreement" means the option agreement to purchase the Plant in the form annexed hereto as Annex 4.

         "Party" means Air Products and Chemicals, Inc. or American Silicon Products, Inc. (referred to jointly as the "Parties").

         "Patents" means patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights of Seller or the Netherlands Subsidiary with respect to the Business including those listed on Schedule 1(c).

         "Permitted Encumbrances" means (i) materialman's liens or obligations arising in the ordinary course relating to obligations not yet due and payable,
(ii) liens for current taxes, assessments or governmental charges or levies on property not yet due and payable, or (iii) liens consisting of zoning or planning restrictions, consents, permits and other restrictions or limitations on the use of the Plant and Leased Property or irregularities in title thereto which do not detract from the value of, or impair the use of such property in the operation of the Business.

         "Person"   means  any   natural   person,   corporation,   association,
partnership, joint venture or other entity.

         "Personal Property" means the machinery, equipment, installations, furniture, tools, spare parts, supplies, maintenance equipment, materials and other items of personal property of every kind and description (other than the Inventory) located on or at the Plant or the Leased Property or on order or included in the construction in progress account set forth on the October 31, 1996 balance sheet of the Business delivered to Purchaser or ordered or acquired after that date in the ordinary course of business, and such other Personal Property used exclusively in the Business including the Personal Property listed on Schedule 1(e).

         "Plant" means Seller's facilities located at 2985 Market Street and 2613 Industrial Lane in Garland Texas.

         "Preliminary Closing Date Statements" means (i) an unaudited statement of the U.S. Working Capital and (ii) an unaudited statement of the Netherlands Working Capital in each case as of the Closing Date (after giving effect to the Closing), to be prepared by Purchaser in accordance with the books and records of account of the Business and the Netherlands Subsidiary consistent with the manner in which the September 30, 1996 financial statements delivered to the Purchaser were prepared.

         "Prime Rate" means the rate per annum equal to the rate announced from time to time by Chase Manhattan Bank, N.A., New York City Branch, as its prime rate or base rate. For purposes of this Agreement, any change in the prime rate or base rate shall be effective as of the opening of business on the date such change is announced.

         "Purchase Price" means Ten Million Four Hundred Thousand ($10,400,000) Dollars, to be paid in accordance with Section 2.3 plus the amount to be paid for Working Capital of the Business.

         "Purchaser"   means  American  Silicon   Products,   Inc.,  a  Delaware
corporation.

         "Schedule" means a Schedule to this Agreement, unless otherwise noted.

         "Section" means a Section of this Agreement, unless otherwise noted.

         "Seller"   means  Air   Products  and   Chemicals,   Inc.,  a  Delaware
corporation.

         "Stock" means all the issued and outstanding shares of the Netherlands Subsidiary.

         "Taxes" means all taxes of any kind, including, but not limited to, net income, net worth, gross receipts, sales, use, ad valorem, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

         "Taxpayer" means Seller or any affiliate of Seller including the Netherlands Subsidiary (but only with respect to Taxes relating exclusively to the Business).

         "Trademarks"   means   trademarks,   registrations   thereof,   pending
applications therefor and such unregistered rights as may exist through use.

         "Trade Names" means trade names, brand marks, trade dress, brand names, logos and all other names and slogans embodying

Business goodwill for which no trademark registration has been obtained and for which no application is pending, including those listed on Schedule 1(c).

         "U.S. Working Capital" means, as of any date, the amount by which the value of the current assets included in the Assets (excluding the current assets of the Netherlands Subsidiary) but excluding any amounts owing by Megasonics to the Seller (which amounts, if any, shall be transferred to Purchaser) and excluding any accounts receivable retained by Seller pursuant to the provisions of Section 2.5 exceeds the current liabilities of the Business assumed by Purchaser (excluding the current liabilities of the Netherlands Subsidiary) but excluding all intercompany payables, receivables and other amounts from intercompany transactions, such amount to be calculated consistent with the manner in which the September 30, 1996 financial statements delivered to Purchaser were prepared.

         "Working Capital of the Business" means the sum of the U.S. Working Capital and the Netherlands Working Capital.

         1.2 Exhibits Schedules and Annexes. The Exhibits, Schedules and Annexes to this Agreement are hereby incorporated herein by reference as if fully set forth herein and for all purposes hereof shall be deemed to be a part of this Agreement. Any reference to this "Agreement" so used herein or in any other document, instrument or certificate delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to include all of said Exhibits, Schedules and Annexes and any documents executed in the form of such Annexes. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive.

                                    ARTICLE 2

                         Purchase and Sale of the Assets

         2.1 Purchase and Sale of the Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and accept at Closing from Seller, all right, title and interest of Seller, free and clear of any lien, charge, security interest, restriction or encumbrance other than Permitted Encumbrances, in and to the Assets, provided, however, notwithstanding any perceived or possible overlap with respect to the foregoing, the Assets shall not in any event include the Excluded Assets.

         2.2 Delivery of Instruments of Transfer. On the Closing Date, Seller shall deliver to the Purchaser such specific assignments, bills of sale, endorsements, and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser and its counsel, as shall be effective to vest in the Purchaser all of Seller's title to the

Assets. Seller undertakes and warrants that it will, at or as soon as possible after Closing, cause its subsidiary Prodair Corporation to jointly execute with Purchaser a Deed of Transfer before a civil notary in the Netherlands for the transfer of the Stock to the Purchaser.

         2.3 Purchase Price. In consideration of the purchase of the Assets:

                    (i) Purchaser has previously paid to Seller the sum of Four Hundred Thousand ($400,000) Dollars and at the Closing shall pay by wire transfer of immediately available funds to Seller's account number 55-20029 at First Chicago NBD ABA 071000013 in Chicago, Illinois (A) the sum of Ten Million ($10,000,000) Dollars, and (B) the sum of Two Million Six Hundred Nineteen Thousand ($2,619,000) Dollars as an estimated payment for the Working Capital of the Business, subject to adjustment in accordance with Section 2.4(b); and

                    (ii) Purchaser shall assume (A) the liabilities included in determining the U.S. Working Capital, and (B) the liabilities to be assumed by Purchaser pursuant to Article 3.

         2.4   Preparation of the Closing Date Statements; Adjustments.

                    (a) Within 30 days after the Closing Date, Purchaser shall cause to be prepared the Preliminary Closing Date Statements. In determining the Working Capital of the Business all accounts receivable rejected by the Purchaser in the manner provided in Section 2.5 shall be excluded. During and after such period, Purchaser shall allow Seller complete access to the Plant, the

Leased Property, the Assets including all Books and Records as well as the facilities, assets and books and records of the Netherlands Subsidiary required in order for Seller to review the Preliminary Closing Date Statements. More specifically, Seller shall be entitled to observe any physical inventory taken in connection with the preparation of the Preliminary Closing Date Statements and to review the books, records and working papers used by Purchaser in connection with the preparation of the Preliminary Closing Date Statements. Within 15 days after the delivery to Seller of the Preliminary Closing Date Statements, Seller shall Notify Purchaser if it disagrees in any respect with the Preliminary Closing Date Statements. If Seller does disagree, Purchaser and Seller shall promptly attempt to settle such disagreement. If Purchaser and Seller are unable to resolve such disagreement within 30 days after such Notice, such disagreement shall be referred to the Arbitrator for a determination, which shall be final and binding on the Parties for all purposes of this Agreement. Any fees of the Arbitrator shall be borne one-half by Seller and one-half by Purchaser.

                    (b) (i) If the Working Capital of the Business as shown on the Closing Date Statements shows a Working Capital of the Business which is greater or less than the Opening Working Capital Amount, the Purchase Price shall be increased by the amount of such excess or decreased by the amount of such deficiency.

                        (ii) Any adjustment to the Purchase Price pursuant to this Section 2.4(b) shall be made on the Adjustment Date by

Purchaser paying to Seller (if such adjustment results in an increase in the Purchase Price) or Seller paying to Purchaser (if such adjustment results in a decrease in the Purchase Price) the amount of such adjustment in immediately available funds, together with interest on such amount at the Prime Rate from and including the Closing Date to, but excluding, the Adjustment Date.

                        (iii) Any adjustment shall be allocated proportionately among the Assets in accordance with Exhibit A.

         2.5 Rejection of Certain Receivables at the Closing. The Seller shall deliver to Purchaser a preliminary schedule of accounts receivable of the Business which shall be prepared as at the latest practicable date prior to the Closing. Seller shall assign all such accounts receivable to Purchaser at the Closing except to the extent rejected by Purchaser in its discretion at the Closing. The Purchaser shall update the schedule of accounts receivable as at the Closing Date in connection with its preparation of the Preliminary Closing Date Statements. Purchaser may in its discretion at or prior to the time of delivery of the Preliminary Closing Date Statements, reject any accounts receivable which did not appear on the preliminary schedule of accounts receivable delivered by Seller at the Closing. All accounts receivable of the Seller which are rejected by the Purchaser shall remain the property of the Seller and all accounts receivable of the Netherlands Subsidiary which are rejected by the Purchaser shall be assigned to the Seller.

         2.6 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the acquisition by the Purchaser of the Assets, in exchange for the payment of the Purchase Price and the written assumption of certain liabilities contemplated by Article 3, and certain other actions to take place on the Closing Date, Closing shall take place at 10:00 AM EST, at the offices of Salon, Marrow & Dyckman, LLP, 685 Third Avenue, New York, New York 10017 on [January 23, 1997] or such other time, date and place as the parties shall agree.

         2.7 Third-Party Consents. To the extent that any Assumed Contract to be assumed by the Purchaser for which assignment to the Purchaser is provided for herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof; provided, however, that if consent cannot be obtained, then Purchaser or Seller shall retain their rights not to close pursuant to the provisions of Article 7 and
Article 8 hereof. Seller and Purchaser agree to use their reasonable efforts to obtain the consent of such other party to the assignment of any such Assumed Contract to the Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, the Parties agree to cooperate in any reasonable arrangement designed to provide for the Purchaser the rights and obligations intended to be assigned to the Purchaser under the relevant Assumed Contract, including but not limited to subcontracting such Assumed

Contract to Purchaser and enforcement at the cost and for the account of the Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made and if the Parties nevertheless elect to close, then the Purchaser shall not have any rights or obligations with respect to any such Assumed Contract and such contract shall thereafter not be considered an Assumed Contract for any purchase under this Agreement.

         2.8        Further Agreements.

                    (a) Immediately after Closing, Seller shall change its operation of its businesses so as to cease all use of the "Silicon Materials Service" name and all derivations, extensions and similar names and shall do or cause to be done all such acts and things necessary to effect such change. Seller shall from time to time give all reasonably requested consents or approvals, to the extent Seller has the right to do so, and take such other steps as reasonably requested to permit Purchaser to own and use such names.

                    (b) All transfer, stamp, recording and other taxes (including sales, use and gross receipts taxes but excluding income taxes) or administrative fees payable upon or in connection with or applicable to the sale, transfer, conveyance, assignment and transfer of the Assets hereunder or the instruments of transfer and conveyance utilized in connection therewith shall be paid one-half by Purchaser and one-half by Seller.

                    (c) Seller will at its expense cause its accountants and the accountants for the Netherlands Subsidiary to provide to Purchaser copies of their work papers for the most recent audit period and to assist Purchaser's accountants in determining the Working Capital of the Business and shall
reasonably   cooperate  with  Purchaser's   accountants  to  enable  Purchaser's
accountants to certify the September 30, 1996 financial statements for the Business and the Netherlands Subsidiary heretofore supplied to Purchaser to meet SEC requirements applicable to Purchaser's parent corporation, Semiconductor Packaging Materials Co., Inc. Purchaser shall use such financial statements for the sole purpose of meeting financial information filing requirements of the Securities and Exchange Commission and its other business needs, but except as otherwise set forth in Article 4 hereof expressly disclaims any reliance thereon in determining to purchase the Assets or the Business.

                    (d) To the extent that Seller maintains books and records relating to the Business which are not assigned to Purchaser hereunder, Seller shall provide Purchaser's representatives with reasonable access to review and copy the portion of such books and records as they relate to the Business (but excluding in any event Seller's financial and tax information and any other information unrelated to the Business) at the location such books and records are maintained by Seller at Purchaser's expense during normal business hours on reasonable advanced notice to Seller.

                    (e) Purchaser shall cooperate with Seller in the preparation and filing of any and all property tax returns applicable to the Assets and the Leased Property that are due after the Closing Date, and any property taxes applicable to the Assets for a period beginning before the Closing Date and ending after the Closing Date shall be prorated between Seller and Purchaser based on the number of days Seller owns the Assets and the number of days Purchaser (or its successors) owns the Assets during the tax period. Purchaser shall also (i) cooperate with Seller in the preparation and filing of any and all sales and use or other tax returns applicable to the portion of the Business conducted at the Plant and the Leased Property that Seller is required to file for periods through the Closing Date and (ii) cooperate with Seller in connection with any tax audits of Seller applicable to the portion of the Business conducted at the Plant and the Leased Property for periods through the Closing Date.

         2.9        Actions Pending Closing.

                    (a) Seller shall not solicit, accept, pursue or otherwise involve itself in the sale of any of the Assets outside the ordinary course of business without the consent of Purchaser.

                    (b) The Business including the business of the Netherlands Subsidiary shall be conducted in the ordinary course consistent with past practice. Seller shall use its reasonable commercial efforts to retain the employees, customers and suppliers of the Business.

         2.10 Access. Prior to Closing, Purchaser, its accountants and other representatives and its banks and their representatives (provided the bank and its representatives execute confidentiality agreements reasonably acceptable to Seller) shall have access to the Plant and the Assets and to the assets and books and records of the Netherlands Subsidiary to enable them to conduct their due diligence review of the Plant, Assets and the Business including a Phase I environmental audit. If in the reasonable opinion of Purchaser further environmental studies are required, the Parties shall cooperate with one another to the end that they be expeditiously performed with the minimum disruption of the Business.

         2.11 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Exhibit A. Seller and Purchaser hereby covenant and agree that the allocation of the Purchase Price set forth on Exhibit A shall be controlling for purposes of determining any federal, state, local or foreign income tax consequences resulting from the transactions contemplated by this Agreement. The Parties further covenant and agree not to take or adopt with any taxing authority in any jurisdiction any income tax position which is materially inconsistent with such allocation, unless a Party reasonably determines that such a position is necessary or required in order to comply with a jurisdiction's income tax laws or regulations, or in order to avoid civil or criminal sanctions, including interest and penalties. Seller and Purchaser shall cooperate with each other in meeting the requirements of Code ss. 1060 and shall each file l.R.S. Form 8594 in accordance with applicable rules and regulations. Seller's employer identification number is 23-1274455. Purchaser's employer identification number is 05-048-1002.

                                    ARTICLE 3

                             Assumption of Contracts

         3.1        Assumption of Assumed Contracts.

                    (a) On the terms and subject to the conditions set forth herein, from and after the Closing Date, Purchaser will assume and agrees to pay, perform and discharge the obligations and liabilities arising out of or attributable to the use of the Assets or the operation of the Business including the Assumed Contracts as the same may accrue following the Closing Date, excluding liabilities for any pre-Closing defaults thereunder occasioned by the actions or inactions of the Seller prior to the Closing Date.

                    (b) If a customer requests to return wafers which were processed by Seller or the Netherlands Subsidiary on or prior to Closing for reprocessing after Closing because the original processing was defectively performed, then if the Purchaser reprocesses the wafers (it being understood that Purchaser shall reprocess any such wafers requested of it by Seller) the cost and expense of such reprocessing shall be borne as follows:

                           (i) The first $50,000 in value of wafers calculated at the Adjusted Invoice Price which either Seller requests to be reprocessed or Purchaser elects to reprocess shall be reprocessed at Purchaser's sole cost and expense;

                           (ii) The next $100,000 in value of wafers calculated at the Adjusted Invoice Price which either Seller requests to be reprocessed or Purchaser elects to reprocess shall be paid for by Seller at the Adjusted Invoice Price within thirty (30) days after submission to it of an invoice therefor;

                           (iii) If after Purchaser has reprocessed wafers having an aggregate value of $150,000 calculated at the Adjusted Invoice Price Seller requests Purchaser to reprocess additional wafers, then Seller shall pay for the same at the Adjusted Invoice Price within thirty (30) days after submission to it of an invoice therefor.

                           (iv) If after Purchaser has reprocessed wafers having an aggregate value of $150,000 calculated at the Adjusted Invoice Price additional wafers are requested to be processed and Purchaser elects to reprocess the same even though Seller has not requested it to do so, then such reprocessing shall be done at Purchaser's sole cost and expense;

                           (v) If after Purchaser has reprocessed wafers having an aggregate value of $150,000 calculated at the Adjusted Invoice Price additional wafers are requested to be reprocessed and Seller elects not to request Purchaser to reprocess the same and Purchaser elects not to reprocess the same and a claim is then made against Purchaser by such customer, then such claim shall be subject to indemnification, if applicable, pursuant to the provisions of Article 9 hereof; and

                           (vi) The foregoing undertaking by Purchaser to reprocess any wafers shall not be construed as implying that Purchaser is, and in no event shall Purchaser be, liable for lost profits or consequential damages claimed by customers of the Business with respect to wafers shipped by Seller prior to the Closing.

                           (vii) Purchaser shall give notice to Seller after it has reprocessed the first $25,000 of wafers pursuant to subparagraph
         (i) above and shall give additional notices to Seller at $5,000 intervals thereafter. Seller shall have the right to have Seller's personnel audit the accounts of Purchaser as they relate to the reprocessing of wafers from time to time during normal business hours on reasonable advance notice to Purchaser.

                    (c) Except as set forth in Section 2.3(ii) and Section 3.1(a) and (b) above, Purchaser will not assume or perform any liabilities or obligations with respect to the Assets or the Business.

         3.2 Bill of Sale, Assignment and Assumption Agreement. On the Closing Date, each of Purchaser and Seller shall execute and deliver the Bill of Sale, Assignment and Assumption Agreement.

                                    ARTICLE 4

                    Representations and Warranties of Seller

         Seller represents and warrants to Purchaser that except as set forth on the Disclosure Statement annexed hereto as Exhibit B:

         4.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of Texas. The Netherlands Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands.

         4.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement, and the other agreements and instruments to be executed and delivered by Seller pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance by Seller of this Agreement and of such other agreements and instruments and to consummate the transactions contemplated hereby and thereby have been duly and properly taken and obtained. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). The execution and delivery by Seller of this Agreement and such other agreements and instruments and the consummation by Seller of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on any of the Assets pursuant to, the corporate charter or by-laws of Seller or of the Netherlands Subsidiary or any contract, mortgage, lease, license or other agreement or instrument to which Seller or the Netherlands Subsidiary is a party or by which Seller, the Business, the Assets or the business or assets of the Netherlands Subsidiary are bound, except for any violations, conflicts, breaches, liens or encumbrances which individually or in the aggregate would not have a material adverse effect on the Assets, Business or the assets or business of the Netherlands Subsidiary. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Seller of this Agreement or the execution and delivery by Seller of such other agreements and instruments or the consummation by Seller of the transactions contemplated hereby or thereby, which requirement, if not met, would have a material adverse effect on Purchaser's ownership or operation of the Business, the Assets or the assets or business of the Netherlands Subsidiary after the Closing Date, except as set forth in any required filings, recordations, registrations or similar acts with respect to Intellectual Property Rights.

         4.3        Title to Personal Property.

                    (a) Seller has and will have on the Closing Date good and marketable title directly or indirectly to the Assets and Seller has not and, except for Permitted Encumbrances, on the Closing Date will not have pledged, assigned, conveyed, mortgaged, liened or otherwise encumbered any of the Assets.

                    (b) The Netherlands Subsidiary has and will have at the Closing Date good and marketable title to all of its assets and the Netherlands Subsidiary has not and except for Permitted Encumbrances on the Closing Date will not have pledged, assigned, conveyed, mortgaged, liened or otherwise encumbered any of its assets.

         4.4 Intellectual Property Rights. (a) Seller or the Netherlands Subsidiary, as the case may be, each validly owns, beneficially and of record, or is licensed and entitled to use, the Intellectual Property Rights free and clear of any lien, charge, adverse claim or encumbrance whatsoever and (b) upon the consummation of the transfer provided herein, Seller will have validly assigned or licensed to the Purchaser the Intellectual Property Rights free and clear of any lien, charge, adverse claim or encumbrance whatsoever. To the Best of Seller's Knowledge, no claims have been made with respect to the Intellectual Property Rights or that challenge Seller's or the Netherlands Subsidiary's right, title or interest in respect thereto or the right of Seller or the Netherlands Subsidiary to use the Intellectual Property Rights.

         4.5        Taxes.

                    (a) All Taxes applicable to the Business due and lawfully payable by the Taxpayer with respect to all periods prior to and through the date hereof either have been or will be duly and properly computed, reported, fully paid and discharged, and there are no unpaid Taxes, with respect to any period prior to and through the date hereof, which are or could become a material lien on the Assets, except for current Taxes not yet due and payable.

                    (b) The Netherlands Subsidiary is for Netherlands corporate tax purposes considered as an independent entity. All Taxes lawfully payable by the Netherlands Subsidiary with respect to all periods ending prior to and through the date hereof have been duly and properly computed, reported, fully paid and discharged, or (i) have been provided for on the Netherlands Subsidiary September 30, 1996 financial statement heretofore delivered to Purchaser or (ii) will be provided for in the Preliminary Closing Date Statements, and there are no unpaid Taxes of the Netherlands Subsidiary, with respect to any period ending prior to and through the date hereof, which are or could become a material lien on the assets of the Netherlands Subsidiary, except for current Taxes not yet due and payable.

         4.6        Financial Information.

                    (a) Annexed hereto as Schedule 4.6 are the financial statements for the Business including the Netherlands Subsidiary for each of its immediately preceding three (3) fiscal years, through the fiscal year ended September 30, 1996. Except as provided in the Notes to the financial statements, as set forth in Schedule 4.6, such financial statements (A) are in accordance with the books of account and records of the Business, (B) are correct and complete in all material respects as of the dates and for the periods indicated,
(C) have been prepared on a consistent basis from year to year and (D) are a fair presentation of the financial conditions and results of operations of the Business, as of the dates and for the periods indicated.

                    (b) Since June 30, 1996, the Business including the Business conducted by the Netherlands Subsidiary has been conducted in the normal course consistent with historical practices and the Netherlands Subsidiary has not incurred any further long term indebtedness.

                    (c) To the Best of Seller's Knowledge, the September 30, 1996 IRS form 5471 annexed hereto as Schedule 4.6 with respect to the Netherlands Subsidiary is true and correct in all material respects.

                    (d) The Netherlands Subsidiary has not made any pension commitments which are not completely covered by insurance policies and the Netherlands Subsidiary has complied with all legal obligations with respect to the financing of all existing back-service obligations.

                    (e) All relevant legal requirements to prepare and publish the annual account of the Netherlands Subsidiary on a timely basis at the Chamber of Commerce in the place of the corporate seat of the Netherlands Subsidiary for the years up to and including December 31, 1995 have been complied with.

         4.7        Customers and Suppliers.

                    (a) Annexed hereto as Schedule 4.7 is a list of the largest customers and suppliers of the Business comprising at least 80% of the sales and purchases for the period ending September 30, 1996. To the Best of Seller's Knowledge, neither the Seller nor the Netherlands Subsidiary received notice that any such customer has or intends to cease doing business with Seller or the Netherlands Subsidiary, as the case may be, and to the Best of Seller's Knowledge neither the Seller nor the Netherlands Subsidiary has received notice from any such supplier that it intends to cease doing business with the Seller or the Netherlands Subsidiary, as the case may be.

                    (b) Except as set forth in the Excluded Assets Schedule, and except for nitrogen gas and other industrial gases, Seller does not purchase any services from the Business or the Netherlands Subsidiary nor does it supply the Business or the Netherlands Subsidiary with any Inventory, supplies or services.

         4.8 Inventory. All Inventory owned by the Seller and by the Netherlands Subsidiary has been purchased and maintained in the ordinary course of business consistent with historical practice.

         4.9 Personal Property. All material Personal Property used by the Seller and the Netherlands Subsidiary is in good working order, normal wear and tear excepted.

         4.10 Contracts. Seller has delivered to Purchaser true and complete copies including all amendments thereto of all material Contracts. To the Best of Seller's Knowledge, all Assumed Contracts and all material Contracts of the Netherlands Subsidiary are in full force and effect. Neither Seller nor the Netherlands Subsidiary are in material default (nor upon the giving of notice or the passage of time or both would they be in default) of their respective obligations thereunder and to the Best of Seller's Knowledge neither is any other party thereto. Neither Seller nor the Netherlands Subsidiary is party to a Contract or subject to any order, judgment, decree or other instrument which in any way restricts the operation of the Business as presently conducted by them.

         4.11 Operating Assets. The Assets being sold to Purchaser, together with the Excluded Assets constitute all of the assets currently being used to operate the Business as presently conducted by Seller and the Netherlands Subsidiary.

         4.12 Computer Software. Seller or the Netherlands Subsidiary, as the case may be, either owns or has a fully paid up perpetual and transferable license to all computer software and data bases used by Seller or the Netherlands Subsidiary in the operation of the Business and listed in Schedule 4.12.

         4.13 No Litigation. Neither Seller nor the Netherlands Subsidiary are party to any litigation which involve the Assets or the Business either as a plaintiff or defendant nor to the Best of Seller's Knowledge is any litigation threatened against either Seller or the Netherlands Subsidiary which if adversely determined would have a material adverse effect on the operation of the Business as currently conducted or the use and ownership of the Assets.

         4.14 Compliance with Laws. To the Best of Seller's Knowledge, the Seller with respect to the operation of the Business and the use and ownership of the Assets and the Netherlands Subsidiary are in compliance in all material respects with all applicable laws, rules and regulations including laws relating to employees and employee benefits and employee safety and Environmental Laws.

         4.15 Employees. Neither the Netherlands Subsidiary nor the Seller with respect to the operation of the Business is party to a collective bargaining or similar agreement and, to the Best of Seller's Knowledge, no attempt has been made within the last three years to organize the employees of the Netherlands Subsidiary nor the employees of Seller involved in the operation of the Business.

         4.16 Capitalization of Netherlands Subsidiary. The principal place of business of the Netherlands Subsidiary is located at

Achterdijk 8, 5705 CB Helmond, its corporate seat is Helmond, and its Chamber of Commerce Registration Number with the Chamber of Commerce and Industry for Southeast Brabant at Eindhoven is 69511. The Netherlands Subsidiary is authorized to issue 500 shares at NLG 1,000. -- each (total of NLG 500,000.--) of which 100 shares (total of NLG 100,000.--) have been duly issued and fully paid in and are non-assessable, all of which are owned by Prodair Corporation, a wholly owned subsidiary of a wholly owned subsidiary of Seller. Except for the Stock, the Netherlands Subsidiary has not issued any capital stock or securities which are convertible into capital stock nor has it issued any options or warrants to purchase capital stock or securities which are convertible into capital stock and no Person has, by operation of law or otherwise, nor will any Person other than Purchaser have, by reason of the consummation of the transactions contemplated by this Agreement, any right to purchase or have issued to it the Stock or any other security of the Netherlands Subsidiary. The Stock is held by the Seller's subsidiary Prodair Corporation free and clear of all pledges, security interests, liens, rights of first refusal or other encumbrances. The Netherlands Subsidiary has no declared but unpaid dividends. There are no undisclosed shareholder resolutions of the Netherlands Subsidiary. The Netherlands Subsidiary has no real property and has not guaranteed any obligation of any person.

         4.17 Disclosure. To the Best of Seller's Knowledge, no representation or warranty to the Purchaser contained in this Agreement, and no statement contained in the Schedules hereto or any certificate furnished to the Purchaser pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         4.18 NO OTHER REPRESENTATIONS. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 4 HEREOF, SELLER MAKES NO WARRANTY OR REPRESENTATION, WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, CONCERNING THE ASSETS, THE NETHERLANDS SUBSIDIARY OR THE BUSINESS OR THE MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF ANY OF THE ASSETS. SELLER SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER CAUSED BY BREACH OF THIS AGREEMENT, SELLER'S NEGLIGENCE OR OTHERWISE EXCEPT TO THE EXTENT RESULTING FROM SELLER'S WILLFUL AND WRONGFUL MISREPRESENTATION OR WILLFUL AND WRONGFUL ACT OR FAILURE TO ACT.

                                    ARTICLE 5

                   Representations and Warranties of Purchaser

         Purchaser represents and warrants to Seller as follows:

         5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of Rhode Island.

         5.2 Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Purchaser to authorize the execution, delivery and performance by Purchaser of this Agreement and such other agreements and instruments and to consummate the transactions contemplated hereby and thereby have been duly and properly taken and obtained. This Agreement has been duly executed and delivered by Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). The execution and delivery by Purchaser of this Agreement and such other agreements and instruments and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on any of its assets pursuant to, the corporate charter or bylaws of Purchaser, or any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties or assets, is bound. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Purchaser of this Agreement or the execution and delivery by Purchaser of such other agreements and instruments or the consummation by Purchaser of the transactions contemplated hereby or thereby.

         5.3 Purchaser's Investigation. In proceeding with Closing, Purchaser will have thoroughly and satisfactorily exercised its due diligence in investigating the Business and the Assets, and will have relied solely upon such due diligence and those representations and warranties expressly made by Seller in Article 4.

         5.4 Non-Distribution. Purchaser is acquiring the Stock for its own account for investment, and not with a view to resale or other distribution within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and Buyer will not distribute the Stock in violation of the Securities Act of 1933, as amended, or any other applicable securities law.

         5.5 Sophisticated Investor. The Purchaser has such knowledge and experience in finance and business matters that it is capable of evaluating the merits and risks of the prospective investment.

         5.6 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         5.7 Financial Ability to Perform. Purchaser has current assets, or binding commitments to obtain cash, sufficient to enable it to pay the Purchase Price in accordance with Article 2 hereof and to take such other actions as may be required by it to consummate the transactions contemplated hereby.

                                    ARTICLE 6

                      Post-Closing Covenants and Agreements

         6.1        Offers of Employment.

                    (a) Purchaser agrees that prior to or upon the Closing Date Purchaser will offer employment to the Employees who are listed on Schedule 1(b), at salary levels comparable to the current salary levels of such Employees, and shall be solely responsible for payment of all wages, benefits and other compensation owed to any Employee in connection with employment by Purchaser. Purchaser shall only be obligated to offer employee benefits to such Employees as are reasonably consistent with the employee benefits offered by Purchaser to its employees.

                    (b) Purchaser will pay severance benefits to any such Employee if the Plant is closed by Purchaser within two years of the Closing Date but only to Employees who are not given offers of employment by Purchaser or any of its Affiliates (even if the same involves relocation) in accordance with Seller's severance plan, i.e., two weeks per full or partial year of service for salaried employees and one week per full or partial year of service for hourly employees giving full credit for years of service with Seller, its Affiliates and any predecessor. As of November 1, 1996, such severance benefits are approximately $375,000. This provision is for the benefit of the parties and is not intended to create rights in favor of any employee or third party.

                    (c) The Seller and the Purchaser will (i) treat Purchaser as a "successor employer" and the Seller as a "predecessor employer", within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Internal Revenue Code, with respect to the employees of the Seller who become employees of the Purchaser ("Transferred Employees") for purpose of taxes imposed under the United States Federal Insurance Contributions Act ("FICA") and the United States Federal Unemployment Tax Act ("FUTA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

         6.2 Further Assurances. From and after the Closing, upon request and at the cost and expense of Purchaser, Seller shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver to and vest in Purchaser, and more fully protect its right, title and interest in and employment of, all Assets and as otherwise may be appropriate to carry out the transactions contemplated in this Agreement; provided, however, preparation of any and all necessary documentation for the transfer of the Intellectual Property Rights will be the sole responsibility of

Purchaser; provided, further, Seller will cooperate in signing all necessary documents to transfer such property rights as requested.

         6.3        Books and Records.

                    (a) From and after the Closing Date, Purchaser agrees to preserve and keep Books and Records of the Business for a period of not less than two years. Before Purchaser shall dispose of such Books and Records, 30 days' Notice to such effect shall be given by Purchaser to Seller, and Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Books and Records as Seller may select. During the period such Books and Records are so required to be preserved and kept, duly authorized representatives of Seller shall, on reasonable prior Notice, have access thereto during normal business hours to examine, inspect and copy such Books and Records.

                    (b) If, in order to properly prepare its Tax returns, shareholder circulars, other documents or reports required to be filed with governmental authorities or any securities exchanges or its financial statements or to fulfill its obligations hereunder, it is necessary that a Party be furnished with additional information, documents or records relating to the Assets or the Business, and such information, documents or records are in the possession or control of another Party, such other Party agrees to use reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense, except that if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of such information, documents or records shall be subject to applicable rules relating to discovery.

                    (c) Each Party agrees that it shall cooperate with the other by executing and/or filing or causing to be executed and/or filed any required documents and by making available to the other all work papers, records and notes of any kind, at all reasonable times, at the recipient's request, cost and expense for the purpose of allowing the appropriate party to complete Tax returns, respond to audits, obtain refunds, make any determination required under this Agreement, verify issues and negotiate settlements with Tax authorities or defend or prosecute Tax claims.

         6.4 Removal of Assets. If after the Closing Purchaser removes any of the Assets from the Plant, it shall restore the premises to the condition before such removal; provided, however, Purchaser shall not be obligated to restore or reconnect any electric, water, gas or similar equipment or structure which was necessary for the operation of the Asset so removed but is not necessary for the operation of the Plant as a building.

         6.5 Employee Confidentiality Agreements. Seller agrees that it will maintain and at Purchaser's request will enforce at Purchaser's expense all employee confidentiality and proprietary rights agreements which it retains after the Closing which apply to the Business and the Assets.

         6.6 Use of Intellectual Property of Seller. To the extent that Seller is the owner of property used non-exclusively in the Business which would otherwise be included in the Intellectual

Property Rights being transferred to Purchaser if it were used exclusively in the Business, Seller consents to the use of such Intellectual Property Rights by Purchaser and grants Purchaser a royalty free perpetual license to copy and use same in connection with the Business other than trademarks and/or tradenames of Seller not used exclusively in the Business.

         6.7 Right to Endorse Checks. Purchaser shall be entitled to file a D/B/A relative to the use of the name Silicon Materials Service and shall have the right to endorse checks by it in payment of accounts receivable assigned to it by Seller or generated by Purchaser after the Closing and deposit the proceeds thereof to Purchaser's own account.

                    In the event that Seller or Purchaser receives payment in the name of Seller of receivables assigned to Purchaser hereunder or generated by Purchaser after the Closing, then such payments shall be deposited into a separate "lock box" account to be maintained by and in the name of Seller and the proceeds thereof shall be transferred to Purchaser no later than ten (10) days after the receipt of such payments, together with a schedule of the payments received indicating the name of the customer, the invoice number, if known, and the date payment was received. Any checks received by Seller payable to Silicon Materials Service shall be delivered to Purchaser immediately upon receipt via national overnight delivery service. All payments received by Purchaser in the name of Seller relating to receivables not assigned to the Purchaser shall be delivered to Seller immediately upon receipt via a national overnight delivery service. All payments received by Purchaser in the name of Silicon Materials Service of receivables of Seller not assigned to the Purchaser shall be deposited in the Purchaser's account and the proceeds shall be transferred to Seller not later than ten (10) days after receipt of such payments, together with a schedule of the payments received indicating the name of the customer, the invoice number, if known, and the date payment was received. Each party shall promptly inform the other as to any communication received after the closing from a customer of the Business which relates to any receivables of the Business owned by the Purchaser or retained by the Seller.

                                    ARTICLE 7

                Conditions Precedent to Obligations of Purchaser

         All obligations of Purchaser to proceed with Closing are subject to the satisfaction, at or before Closing, of all of the conditions set forth in this
Article 7. Purchaser may waive any or all of these conditions as a whole or in part without prior notice.

         7.1 Performance by Seller. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or before the Closing shall have been complied with and performed in all material respects.

         7.2 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall have been true and correct in all material respects at the date hereof and on and as of Closing with the same force and effect as though all such representations and warranties had been made on and as of Closing.

         7.3 No Injunctions. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

         7.4 Officer's Certificate. Purchaser shall have received from Seller, in form and substance reasonably satisfactory to Purchaser and its counsel, a certificate, dated the Closing Date, of the President or any Vice President of Seller, as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2.

         7.5 Legal Matters. All corporate and other actions and proceedings in connection with the transactions contemplated hereby, all resolutions, documents and instruments incidental thereto, and all other related legal matters, shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have requested.

         7.6 Opinion of Counsel. Purchaser shall have received an opinion of counsel to Seller, substantially in the form of Annex 5.

         7.7 Operation of the Business. Since the date of this Agreement, Seller and the Netherlands Subsidiary shall have operated the Business in the ordinary course.

         7.8 No Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change in the Assets or the Business (including the Business and assets of the Netherlands Subsidiary) whether or not resulting from causes outside the reasonable control of Seller. For purposes of this Section, a material adverse change shall be deemed to have occurred if (i) net sales of the Business including the Netherlands Subsidiary for the fourth quarter are less than $2,878,000, (ii) there have been returns of more than $500,000 of wafers after October 1, 1996 the invoiced processing charge for which exceeded $500,000 in the aggregate, (iii) the Plant is shut down, (iv) one of the three (3) largest customers of the Business announces plans to enter into the wafer reclamation business with a Japanese partner, or (v) there has been a destruction of a material portion of the Assets.

         7.9  Licenses.  All  material  Licenses,   permits  and  authorizations
necessary to operate the Business or own or use the Assets shall have been duly transferred or obtained by or be readily available to Purchaser.

         7.10 Consents. All consents necessary to the transfer of the Assets to the Purchaser shall have been obtained and all rights to terminate any material Netherlands contract under a "change of control" provision shall have been waived.

         7.11 Leases of Real Estate. Seller shall have executed the Leases.

         7.12 Option to Purchase Real Estate. Seller shall have executed the Option Agreement.

         7.13 Bill of Sale, Assignment and Assumption Agreement. Seller shall have executed the Bill of Sale, Assignment and Assumption Agreement.

         7.14 Seller's Directors Authorization. The execution and performance of the Purchase Agreement by the Seller shall have been authorized by the Board of Directors of Seller.

         7.15 Supply Contract. Seller and Purchaser shall have executed a gas supply contract pursuant to which Seller shall supply Purchaser with nitrogen gas at the Plant for $0.26/100 SCF with a one-year term and at Seller's standard terms and conditions.

                                    ARTICLE 8

                  Conditions Precedent to Obligations of Seller

         All obligations of Seller to proceed with Closing are subject to the satisfaction, at or before Closing, of all of the conditions set forth in this
Article 8. Seller may waive any or all of these conditions as a whole or in part without prior notice.

         8.1 Performance by Purchaser. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing shall have been complied with and performed in all material respects.

         8.2 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall have been true and correct in all material respects at the date hereof and on and as of Closing with the same force and effect as though all such representations and warranties had been made on and as of Closing.

         8.3 No Injunctions. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

         8.4 Officer's Certificate. Seller shall have received from Purchaser, in form and substance reasonably satisfactory to Seller and its counsel, a certificate, dated the Closing Date, of the President or any Vice President of Purchaser, certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2.

         8.5 Legal Matters. All corporate and other actions and proceedings in connection with the transactions contemplated hereby, all resolutions, documents and instruments incidental thereto, and all other related legal matters, shall be satisfactory in form and substance to Seller and its counsel, and Seller shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have requested.

         8.6 Opinion of Counsel. Seller shall have received an opinion counsel to Purchaser, substantially in the form of Annex 6.

         8.7        Lease.  The Purchaser shall have executed the Leases.

         8.8 Assumption of Contracts and Liabilities. The Purchaser shall have executed the Bill of Sale, Assignment and Assumption Agreement.

         8.9 Guaranty Agreement. The Guarantor shall have executed the Guaranty Agreement.

         8.10 Consents. All consents necessary to the transfer of the Assets to the Purchaser shall have been obtained and all rights to terminate any material Netherlands contract under a "change of control" provision shall have been waived.

         8.11 Seller's Directors Authorization. The execution and performance of the Purchase Agreement by the Seller shall have been authorized by the Board of Directors of Seller.

                                    ARTICLE 9

                          Survival and Indemnification

         9.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive Closing, but shall be subject to all limitations and other provisions of this Agreement. The representations, warranties, covenants and agreements contained herein are exclusive, and the Parties confirm that they have not relied upon any other representations, warranties, covenants and agreements as an inducement to enter into this Agreement or otherwise. Following Closing, the remedies provided in this Article 9 shall be the sole recourse of all Parties for all claims, liabilities, losses, damages, costs and expenses related to or arising, directly or indirectly, out of this Agreement, the transactions contemplated hereby or otherwise arising at law, under any statute or in equity. In furtherance of the foregoing, each Party waives, from and after Closing, to the fullest extent permitted by law, any and all rights, claims, causes of action (other than claims of, or causes of action arising from, fraud) it may have against the other Party relating to the subject matter of this Agreement other than the remedies expressly provided in this
Article 9.

         9.2 Indemnification by Seller.  Subject to the other provisions of this
Article 9, Seller hereby agrees to Indemnify

Purchaser against any loss or liability in an aggregate amount not to exceed the Purchase Price (such limitation not to apply to claims for indemnification under
(ii) below based upon an  obligation  which is a  pre-Closing  obligation of the
Seller to a third party not assumed by Purchaser hereunder), whether or not in respect of third party claims, paid by Purchaser to any party other than any Affiliate of Purchaser, insofar as such losses or liabilities exceed $50,000 in the aggregate (such limitation not to apply to claims for indemnification under
(ii) below based upon an obligation which is a pre-closing obligation of the Seller to a third party not assumed by Purchaser hereunder) and arise out of or are based upon (i) any inaccurate representation or warranty, or a breach of any covenant or agreement of Seller contained in this Agreement, (ii) any liabilities or obligations with respect to the possession or use of the Assets or the operations of the Business or the Employees of the Business prior to the Closing not specifically assumed by Purchaser hereunder, or (iii) any pre-Closing liability or obligation of the Netherlands Subsidiary not reflected on the Netherlands Subsidiary September 30, 1996 Balance Sheet except to the extent the assets, the acquisition of which gave rise to such liability, were not reflected on such September 30, 1996 Balance Sheet or if such liability or obligation was paid prior to the Closing or is included as a current liability in calculating the Netherlands Working Capital in the Preliminary Closing Date Statements.

         9.3 Indemnification by Purchaser. Subject to the other provisions of this Article 9, Purchaser hereby agrees to Indemnify insofar as liabilities arise out of or are based upon (i) any inaccurate representation or warranty, or the breach of any covenant or agreement of Purchaser contained in this Agreement, (ii) those liabilities or obligations assumed by Purchaser hereunder or under any agreement or certificate delivered by Purchaser pursuant hereto,
(iii) the possession, use or sale by Purchaser of any of the Assets after Closing, or (iv) any claim of wrongful termination or wrongful severance by Purchaser or any claim of a similar nature asserted by an Employee hired by Purchaser who is terminated or severed by Purchaser or who leaves the employ of Purchaser after the Closing Date.

         9.4 Notice, etc. Whenever either Party becomes aware that any claim is threatened or asserted against it that would occasion an Indemnification described in this Article, such Party shall promptly provide the other Party with a Notice of such claim. Each Notice shall describe the claim in such detail that the Party receiving such Notice is or will be able to reasonably understand the nature of the claim, the Party threatening or asserting it, the relief sought, and the basis for Indemnification hereunder with respect thereto. The Party receiving such Notice may, at its option, assume the defense of such claim, provided that, within 60 days after the Notice is given, the Party receiving such Notice shall have given Notice to the other of its election to assume such defense. If the defense is so assumed by the other Party, the

Notifying Party shall be entitled to participate in (but not control, which shall be solely the other Party's right if that Party assumes the defense) the defense of the claim with its own counsel at its own expense, and the Notifying Party shall provide such cooperation (including but not limited to providing available information and personnel to the other Party) as the other Party shall reasonably request to facilitate such defense. If the Party receiving the Notice does not assume the defense of a given claim pursuant hereto, the Party giving the Notice shall defend against such claim in such manner, and/or settle such claim on such terms, as it shall, in its sole reasonable judgment, determine to be appropriate under the circumstances.

         9.5 Time Limitations. Notwithstanding anything to the contrary contained herein, the obligation of either Party to Indemnify the other Party
(i) for any liability arising out of, based upon or caused by the inaccuracy of any representation or warranty other than the representations and warranties contained in Sections 4.1, 4.2, 4.5, and 4.17 ("Continuing Warranties") shall, except as otherwise provided below and with respect to third party pre-Closing liabilities and obligations of the Seller or the Netherlands Subsidiary not assumed by Purchaser, terminate at 11:59 PM EST on the second anniversary of the date of this Agreement, and (ii) for the Continuing Warranties and for any other liability including the obligation of Seller to indemnify Purchaser for liabilities not assumed by Purchaser, shall terminate at 11:59 PM EST on the sixth anniversary of the date of this Agreement. All

Claims pending on, or asserted prior to, the expiration of any time period specified above may continue to be asserted and shall be Indemnified against as provided herein.

                                   ARTICLE 10

                                  Miscellaneous

         10.1 Brokers. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any broker, finder, financial adviser or similar person in respect of any of the transactions contemplated hereby except to Compass Partners who shall be compensated by Purchaser. Purchaser agrees to Indemnify Seller against, and Seller agrees to Indemnify Purchaser against, any liability resulting from any agreement, arrangement or understanding made by such Party with any third party for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section shall survive any termination of this Agreement.

         10.2 Expenses. Except as otherwise specifically provided in this Agreement, each Party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements. The provisions of this Section shall survive any termination of this Agreement.

         10.3 Amendments and Waivers. The Parties may, by written agreement signed by the Parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement. Either Party may waive, by written instrument signed by such Party, any inaccuracies in the representations and warranties of the other Party or compliance by the other Party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the Parties.

         10.4 Transferability; Successor and Assigns. The respective rights and obligations of each Party shall not be assignable by either Party without the prior written consent of the other except by operation of law. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties, their successors and their respective permitted assigns.

         10.5 Bulk Transfer Laws. Purchaser hereby waives compliance by Seller with the provisions of any Bulk Transfer Act. Seller shall Indemnify Purchaser against any and all liabilities which may be asserted by third parties against Purchaser as a result of non-compliance with any such Bulk Transfer Act; provided, however, that nothing herein shall prevent Seller from contesting any such liabilities in good faith.

         10.6 Termination. Seller may terminate this Agreement if Closing has not occurred on or prior to February 28, 1997. In the event that Closing cannot be held prior to such time because any of the conditions to Closing cannot be fulfilled and are not waived, neither of the Parties shall have any obligation or liability of any nature whatsoever to the other Party except that Seller shall return the Deposit to Purchaser, and all expenses incurred by any Party shall be for its own account; provided, however, that no Party shall be deemed to have waived any rights it may have arising from the willful default of the other Party.

         10.7 Notices. Any Notice, request or other document to be given hereunder to a Party shall be delivered in person or sent by registered or certified mail, postage prepaid, or by telecopy, telegram or telex, as follows:

         If to Purchaser, addressed to it at:

         American Silicon Products, Inc.
         c/o Semiconductor Packaging Materials Co., Inc.
         431 Fayette Avenue
         Mamaroneck, New York  10543
         Attention:  President

         If to Seller, addressed to it at:

         Air Products and Chemicals, Inc.
         7201 Hamilton Boulevard
         Allentown, PA 18195-1501
         Fax: (610) 481-8223
         Attention: Vice President and Corporate Secretary

Any Party may change its address for receiving Notices, requests and other documents by giving written notice of such change to the other Party.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

         10.9 Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court
of  competent  jurisdiction,   such  holding  shall  not  invalidate  or  render
unenforceable any other provision hereof.

         10.10      Interpretation; Schedules.

                    (a) The information set forth in the Exhibits and Schedules is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Party to which such Exhibits and Schedules relate except as and to the extent provided in this Agreement. Any information disclosed by a Party in any Exhibit or Schedule shall be deemed to be disclosed in all the Exhibits or Schedules of such Party and for all purposes under this Agreement to the extent the specific provisions of this Agreement require such disclosure.

         10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10.12 Entire Agreement. This Agreement, together with the Exhibits, Schedules and Annexes and the agreements and instruments delivered pursuant hereto, contain the entire agreement among the Parties, and supersede all prior agreements and undertakings between the Parties, relating to the subject matter hereof and thereof. No representation or warranty shall be deemed to have been made herein except for those representations and warranties expressly made herein.

         10.13 Publicity. No Party shall issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior approval of the other Party (which will not be unreasonably withheld or delayed), except as may be required by law or the regulations of any securities exchange.

         10.14 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement, and no person shall assert any rights as a third party beneficiary hereunder.

                                   ARTICLE 11

                              Restrictive Covenants

         11.1  Non-Competition.   Seller  agrees  that  it  shall  not,  without
Purchaser's prior written consent, prior to two years after the Closing, directly or indirectly engage in the Business or otherwise in the reclamation and recovery of silicon wafers; provided, however, Seller may engage in such business through any company acquired by Seller after the date of this Agreement if such after-acquired company was already engaged in such business at the time of such acquisition, and the revenues of such company attributable to that portion of the company engaged in such business during the twelve (12) months preceding Seller's acquisition thereof did not exceed twenty-five percent (25%) of the total revenues of such company during such period.

         11.2 Non-Solicitation of Employees. In furtherance of and not in limitation of the foregoing, Seller agrees it will not for a period of two (2) years from the Closing Date solicit or hire any of the current employees of the Business unless it first receives the written consent of Purchaser or Purchaser has terminated such employee.

         11.3 Confidentiality. For a period of five (5) years after the Closing, Seller shall not disclose or use any of the Intellectual Property Rights being sold to Purchaser hereunder unless (a) it becomes part of the public domain without disclosure by Seller, (b) is broadly disseminated by the Purchaser to third parties without restriction, (c) is disclosed with the prior written consent of Purchaser, (d) is disclosed after notice to Purchaser pursuant to the order or requirement of a court, administrative agency or other government body, or (e) is disclosed to the Seller by a third party with no obligation of confidence to Purchaser or the Netherlands Subsidiary.

         11.4  Invalidity.  In the  event  that  any of the  provisions  of this
Article 11 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then the court shall have the power and shall reform the provisions of this
Article 11 in such jurisdiction to the maximum time, geographic, product or service, or other limitation permitted by applicable law.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                            AMERICAN SILICON PRODUCTS, INC.

                                            By:   /s/ Gilbert D. Raker, Chairman
                                                --------------------------------
                                                Name: Gilbert D. Raker

                                                      Chairman
                                                --------------------------------
                                                Title:

                                            AIR PRODUCTS AND CHEMICALS, INC.

                                            By:   /s/ G. G. Ermentrout
                                                --------------------------------
                                                Name: G. G. Ermentrout

                                                --------------------------------
                                                Title: Vice President and
                                                       General Manager --
                                                       Electronics Division